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REVOCABLE PROXY                                                     Exhibit 99.2


                          BEVERLY BANCORPORATION, INC.


          This Proxy is Solicited on Behalf of The Board of Directors


     The undersigned shareholder of Beverly Bancorporation, Inc.
("Beverly") hereby appoints ________________________, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the special meeting of shareholders (the "Beverly Meeting") to be held at ___ a.m. on June __, 1998 at __________, Illinois, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

     This proxy will be voted as directed by the undersigned shareholder.
UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: (1) TO APPROVE AND ADOPT AN AGREEMENT AND PLAN OF MERGER, DATED AS OF MARCH 15, 1998, AND THE MERGER PROVIDED FOR THEREIN, BETWEEN ST. PAUL BANCORP, INC. ("ST. PAUL") AND BEVERLY, PURSUANT TO WHICH BEVERLY WILL BE ACQUIRED BY ST. PAUL, AND (2) OTHERWISE IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS OF BEVERLY. The undersigned shareholder may revoke this proxy at any time before it is voted by (i) delivering to the Corporate Secretary of Beverly a written notice of revocation prior to the Beverly Meeting, (ii) delivery to Beverly prior to the Beverly Meeting a duly executed proxy bearing a later date, or (iii) attending the Beverly Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of Beverly's Notice of Special Meeting and Joint Proxy Statement/Prospectus.

     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

             (continued and to be signed and dated on reverse side)

                                                                  ------------
                                                                       See
                                                                  Reverse Side
                                                                  ------------

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                                                                      [X]

                                                                Please mark your
                                                                  votes as this.


                                 -------------
                             Shares of Common Stock


Proposal 1:  To approve and adopt an Agreement and Plan of Merger, dated as of
             March 15, 1998, between St. Paul and Beverly, and the Merger provided for therein, pursuant to which Beverly will be acquired by St. Paul.


             FOR      AGAINST      ABSTAIN
             [_]        [_]          [_]


Other Matters:  The proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments or postponements thereof, in accordance with the determination of the proxies.



Date:
          --------------------------------

          --------------------------------

          --------------------------------
            Signature of Shareholder or
             Authorized Representative



Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.